                                                    Registration No. 333-_______

     As filed with the Securities and Exchange Commission on April 14, 1999
================================================================================


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                  PLEXUS CORP.
             (Exact name of registrant as specified in its charter)


          WISCONSIN                                       39-134447
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

      55 JEWELERS PARK DRIVE
         NEENAH, WISCONSIN                                 54957
(Address of Principal Executive Offices)                 (Zip Code)
                               ------------------

                                  PLEXUS CORP.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                               -------------------


          JOSEPH D. KAUFMAN                                Copy to
 Vice President, Secretary and General Counsel        KENNETH V. HALLETT
            PLEXUS CORP.                              Quarles & Brady LLP
       55 Jewelers Park Drive                        411 East Wisconsin Avenue
            P.O. Box 156                             Milwaukee, Wisconsin 53202
     Neenah, Wisconsin 54957-0156

                     (Name and address of agent for service)

                                 (920) 722-3451
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                            PROPOSED              PROPOSED
                                                             MAXIMUM               MAXIMUM
  TITLE OF SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE           AGGREGATE               AMOUNT OF
         REGISTERED                REGISTERED (1)           PER SHARE         OFFERING PRICE(2)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
      Common Stock, par
    value $.01 per share          2,200,000 shares           (2)(3)              $67,925,000             $18,883.15
--------------------------------------------------------------------------------------------------------------------------
  Preferred Stock Purchase        2,200,000 Rights             (4)                   (4)                     (4)
           Rights
==========================================================================================================================

             (1) The Plan provides for possible adjustment of the number, price and kind of shares covered by options granted or to be granted, and of the number and kind of shares which may be awarded as restricted stock, in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above stated 2,200,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment. The remaining 3,800,000 shares for which options may be granted under the 1988 Plan were already registered under the Registrant's 1988 Stock Option Plan and 1995 Executive Stock Option Plan, which Plans were subsumed into the 1998 Plan.

             (2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the 2,200,000 shares available (2,200,000 underlying options, of which 600,000 may instead underly SARs), using $30.875 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on April 12, 1999 as reported on NASDAQ/NMS.

             (3) Under the Plan, the exercise price at which shares may be purchased under each option, and the base price of any SAR, shall equal the Fair Market Value of the Registrant's Common Stock on the day the option is granted.

             (4) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached. Includes registration of shares of the Registrant's Preferred Stock and Common Stock underlying such rights.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following document filed by Plexus Corp. (the "Registrant") with the Securities and Exchange Commission (Commission File No.000-44824) are incorporated herein by reference:

         The Registrant's Registration Statement on Form S-8 filed on March 2, 1995 (Registration No. 33-23490) relating to the Registrant's 1995 Executive Stock Option Plan (which was merged into the 1988 Plan).

ITEM 8.  EXHIBITS.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on April 12, 1998.

                                        PLEXUS CORP.
                                        (Registrant)


                                        By: /s/ Peter Strandwitz
                                            ------------------------------------
                                            Peter Strandwitz,
                                            Chairman and Chief Executive Officer

                               ------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Strandwitz, John L. Nussbaum and Joseph D. Kaufman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*



/s/ Peter Strandwitz                                       /s/ Rudolph T. Hoppe
---------------------------------------------------        ---------------------------------
Peter Strandwitz, Chairman of the Board, Chief             Rudolph T. Hoppe, Director
Executive Office and Director

/s/ John L. Nussbaum                                       /s/ Harold R. Miller
----------------------------------------------------       ---------------------------------
John L. Nussbaum, President, Chief Operating Officer       Harold R. Miller, Director
and Director

/s/ Thomas P. Sabol                                        /s/ Gerald A. Pitner
----------------------------------------------------       ---------------------------------
Thomas P. Sabol, Vice-President - Finance and Chief        Gerald A. Pitner, Director
Financial Officer

/s/ William F. Denney                                      /s/ Thomas J. Prosser
----------------------------------------------------       ---------------------------------
William F. Denney, Vice-President and Treasurer            Thomas J. Prosser, Director
(Principal Accounting Officer)

/s/ David J. Drury
----------------------------------------------------
David J. Drury, Director

           *Each of these signatures is affixed as of April 12, 1999.

                                  PLEXUS CORP.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-14553)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT                   DESCRIPTION                    INCORPORATED HEREIN BY               FILED HEREWITH
NUMBER                                                        REFERENCE TO
4.1           Restated Articles of                Exhibit 3(i) to Plexus' Annual
              Incorporation of Plexus Corp.,      Report on Form 10-K for the
              as amended through August           year ended September 30, 1998.
              13, 1998
4.2           Bylaws of Plexus Corp., as          Exhibit 3(ii) to Plexus'
              amended through November            Quarterly Report on Form 10-Q
              14, 1996                            for the quarter ended September
                                                  30, 1996.
4.3           Shareholder Rights Plan dated       Exhibit 4.1 to the Registrant's
              as of August 13, 1998               Current Report on Form 8-K
              between the Registrant and          dated August 13, 1998.
              Firstar Trust Co.
4.4           Plexus Corp. 1998 Option            Exhibit A to Plexus' definitive
              Plan                                proxy statement for its 1998
                                                  Annual Meeting of
                                                  Shareholders.
5             Opinion of Counsel                                                                     X
23.1          Consent of                                                                             X
              PricewaterhouseCoopers LLP
23.2          Consent of Counsel                                                        Contained in Opinion
                                                                                        filed as Exhibit 5
24            Powers of Attorney                                                        Signature Page to this
                                                                                        Registration
                                                                                        Statement Exhibit 5

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